CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272180) and Form S-8 (No. 333-280053) of Virtus Investment Partners, Inc. of our report dated March 24, 2026, relating to the financial statements of Keystone National Group, LLC, which appears as an exhibit in this Form 8-K/A. Salt Lake City, Utah May 14, 2026